23.1           Auditor Certification

March 15, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Viropro, Inc. of our audit report, dated March  15, 2010, relating to the accompanying audited consolidated financial statements (and related statements included there in) as of November 30, 2009 which appears in the Annual Report.

KBL, LLP

/s/ KBL, LLP
New York, NY
March 15, 2010

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March 15, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Viropro, Inc. of our audit report, dated March  10, 2009, relating to the accompanying audited consolidated financial statements (and related statements included there in) as of November 30, 2008 which appears in the Annual Report.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
March 15, 2010

57